PLAN OF REORGANIZATION AND DISTRIBUTION AGREEMENT



         THIS PLAN OF REORGANIZATION AND DISTRIBUTION AGREEMENT (the "Agreement") is made and entered into this 20th day of July, 1998, by and between CINCINNATI BELL INC., an Ohio corporation ("CBI"), and CONVERGYS CORPORATION, an Ohio corporation ("CONVERGYS").


                              PRELIMINARY STATEMENT

         CBI is the sole shareholder of CONVERGYS. The Board of Directors of CBI has determined that it is in the best interest of CBI and its shareholders to separate the billing and information services segment and the customer management solutions segment of its business from the telephone operations segment of its business. It is the intention of CBI to contribute to CONVERGYS all of the outstanding shares of Cincinnati Bell Information Systems Inc. ("CBIS"), a wholly owned subsidiary of CBI, and of MATRIXX Marketing Inc. ("MATRIXX"), a wholly owned subsidiary of CBI, and certain assets and to assign certain liabilities, and to make other arrangements to establish CONVERGYS as a separate enterprise for the purpose of engaging in the billing and information services and the customer management solutions businesses (the "Business").

         CBI's Board of Directors has determined that CBI will cause CONVERGYS to make an initial public offering (the "IPO") of up to 19.9% of its outstanding common shares, without par value (the "Common Shares"), and, subsequent to the IPO and subject to certain conditions, distribute to CBI's shareholders all of the outstanding shares of CONVERGYS owned by CBI through a spinoff (the "Distribution"). The IPO and the Distribution are together referred to herein as the "Separation" and will result in the total and complete separation of the Business and CONVERGYS from CBI at the time of the Distribution (the "Distribution Date"); provided, however, that CONVERGYS may continue to provide services to CBI and CBI may provide services to CONVERGYS pursuant to a services agreement, after the Distribution Date.

         The parties hereto have determined that it is necessary and desirable to set forth in this Agreement and in other agreements, instruments, understandings and assignments entered into in



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connection with the transactions contemplated hereby, including, without limitation, a Services Agreement (the "Services Agreement"), a Tax Separation and Allocation Agreement (the "Tax Allocation Agreement") and an Employee Benefits Agreement ("the Employee Benefits Agreement") (collectively, the "Ancillary Agreements"), all such agreements being between CONVERGYS and CBI, the principal corporate transactions determined by CBI and CONVERGYS to be appropriate to effect the Separation and that will govern certain other matters between the date hereof and the Distribution and following the Distribution.

         Simultaneously with the execution of this Agreement, CBI and CONVERGYS are entering into the Ancillary Agreements.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements contained herein, other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties do hereby agree as follows:

                                    ARTICLE 1
                                  THE TRANSFER

         1.1 TRANSFER OF ASSETS. On the terms and subject to the conditions set forth in this Agreement, and the other agreements and instruments of conveyance contemplated hereunder, simultaneously with the execution and delivery of this Agreement, CBI has heretofore transferred, assigned and conveyed to CONVERGYS all of CBI's right, title, and interest in the CONVERGYS Assets, and CONVERGYS hereby acknowledges its receipt of the CONVERGYS Assets. CONVERGYS Assets means any:

             (a) All of the issued and outstanding shares of CBIS and MATRIXX;

             (b) Any and all assets that are expressly contemplated by this Agreement or any other agreement or document contemplated by this Agreement (or any Schedule hereto or thereto) as assets to be transferred to CONVERGYS; and

             (c) All assets reflected in the CONVERGYS balance sheet dated March 31, 1998 as assets of CONVERGYS, subject to any dispositions of such assets subsequent to the date of such balance sheet.


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


         1.2 ASSUMPTION OF LIABILITIES. On the terms and subject to the conditions set forth in this Agreement and the other agreements and instruments of conveyance contemplated hereunder, simultaneous with the execution and delivery of this Agreement, CONVERGYS hereby assumes and agrees faithfully to perform and fulfill all of the CONVERGYS Liabilities, in accordance with their respective terms. CONVERGYS shall be responsible for all the CONVERGYS Liabilities, regardless of when or where such liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the date hereof, regardless of where or against whom such liabilities are asserted or determined or whether asserted or determined prior to the date hereof. CONVERGYS Liabilities means:

             (a) Any and all liabilities set forth on Schedule 1.2 attached hereto, including those liabilities reflecting any inter-company indebtedness;

             (b) Any and all liabilities that are expressly contemplated by this Agreement or any other agreement or document contemplated by this Agreement or otherwise (or the Schedules hereto or thereto) as liabilities to be assumed by CONVERGYS; and

             (c) All liabilities reflected as liabilities or obligations of CONVERGYS in its balance sheet dated March 31, 1998, subject to any discharge of such liabilities subsequent to the date of such balance sheet.

         1.3 FURTHER ASSURANCES. In the event that at any time or from time to time (whether prior to or after the Distribution Date), any party hereto shall receive or otherwise possess any asset that is allocated to any other Person pursuant to this Agreement or any Ancillary Agreement, such party shall promptly transfer, or cause to be transferred, such asset to the Person so entitled thereto. Prior to any such transfer, the Person receiving such asset shall hold such asset in trust for any such other Person.

         1.4 DOCUMENTS RELATING TO TRANSFER OF REAL PROPERTY INTERESTS AND TANGIBLE PROPERTY LOCATED THEREON.

             (a) In furtherance of the assignment, transfer and conveyance of the Assets and the assumption of Liabilities set forth in Sections 1.1 and 1.2, simultaneously with the execution and delivery hereof or as promptly as practicable thereafter, each of CBI and

CONVERGYS, or their applicable subsidiaries, is executing and delivering or will execute and deliver deeds, lease assignments and assumptions, leases or subleases to be mutually agreed to by CBI and CONVERGYS, with such changes as may be necessary to conform to any laws, regulations or usage applicable in the jurisdiction in which the relevant real property is located. Set forth in or referenced by Schedule 1.4 attached hereto is, among other things, a summary of each property or interest therein to be conveyed, assigned, leased or subleased, the applicable entities relevant to each property and their capacities with respect to each property (e.g., as transferor, transferee, assignor, assignee, lessor, lessee, sub-lessor, or sub-lessee), and any terms applicable to each property that are not specified in the forms of deed, lease assignment and assumption, lease or sublease (e.g., rent and term).

             (b) Except as otherwise expressly provided in this Agreement, all tenant improvements, fixtures, furniture, office equipment, servers, private branch exchanges, and other tangible property [(other than equipment subject to capital or operating equipment leases, which will be transferred or retained based on whether the associated capital or operating equipment lease is or is not held pursuant to a contract of CBI)] located as of the Closing Date on any real property that is referred to in Section 1.4(a), including the Schedules thereto, shall, except to the extent expressly set forth on a Schedule referred to in Section 1.4(a), be transferred or retained as follows:

                 (i) Deeds And Assignments. In the case of any real property or leasehold interests set forth on Schedule 1.4 that is covered by a deed or lease assignment and assumption, all such tangible property will be transferred to the transferee or assignee of the applicable real property or leasehold interest;

                 (ii) Shared Facilities With Third Party Leases. In the case of any real property or leasehold interests covered by a lease, all such tangible property will be retained by the lessor under the applicable lease, except that any such tangible property (other than tenant improvements, fixtures and furniture) used exclusively by the lessee shall be transferred to, or retained by, the lessee.

                 (iii) Shared Domestic Facilities With Third Party Leases. In the case of any real property or leasehold interests covered by a sublease, all such tangible property will be


                                       4


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retained by the sub-lessor under the applicable sublease, except that any such tangible property (other than tenant improvements and fixtures), including furniture used exclusively by the sub-lessee shall be transferred to, or retained by, such sub-lessee.

In the case of this Section 1.4, all determinations as to exclusive use by any member of a Group shall be made without regard to infrequent and immaterial use by the members of any other Group, if the transfer of such Asset to, or the retention of such Asset by, such first Group would not interfere in any material respect with either the business or operations of any such other Group.

                 (c) In the case of any real property or leasehold interest that is covered by Section 1.4(b)(i) and any of Section 1.4(b)(ii) or (iii), all such tangible property shall first be allocated pursuant to the provisions of Section 1.4(b)(i) and thereafter pursuant to whichever of such other clauses is applicable.

         1.5 DOCUMENTS RELATING TO OTHER TRANSFERS OF ASSETS AND ASSUMPTION OF LIABILITIES. In furtherance of the assignment, transfer and conveyance of the CONVERGYS Assets and the assumption of CONVERGYS Liabilities set forth in Sections 1.1 and 1.2, simultaneously with the execution and delivery hereof or as promptly as practicable thereafter, (i) each of CBI and CONVERGYS shall execute and deliver, and each shall cause its respective subsidiaries to execute and deliver, such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of CBI's and its subsidiaries' right, title and interest in and to the Assets to CONVERGYS and (ii) CONVERGYS shall execute and deliver, to CBI and its subsidiaries such bills of sale, stock powers, certificates of title, assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the CONVERGYS Liabilities by CONVERGYS.

         1.6 OTHER ANCILLARY AGREEMENTS. Effective as of the date hereof, each of CBI and CONVERGYS will execute and deliver all Ancillary Agreements to which it is a party.

         1.7 CONSENTS. Each party hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise,


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representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any agreements or the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable laws or judgments, it being agreed and understood that the party to which any assets were or are transferred shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of laws or judgments are not complied with. Notwithstanding the foregoing, the parties shall use reasonable best efforts to obtain all consents and approvals, to enter into all agreements and to make all filings and applications which may be required for the consummation of the filings and applications which may be required for the consummation of the transactions contemplated by this Agreement or any other agreement or document contemplated by this Agreement or otherwise, including, without limitation, all applicable regulatory filings or consents under federal or state laws and all necessary consents, approvals, agreements, filings and applications.

         1.8     DISCLAIMER OF REPRESENTATIONS AND WARRANTIES.

                 (a) Each of CBI (on behalf of itself and each member of the CBI Group) and CONVERGYS (on behalf of itself and each member of the CONVERGYS Group) understands and agrees that, except as expressly set forth herein or in any Ancillary Agreement, no party to this Agreement, any Ancillary Agreement or any other agreement or document contemplated by this Agreement, any Ancillary Agreement or otherwise, is representing or warranting in any way as to the assets, businesses or liabilities transferred or assumed as contemplated hereby or thereby, as to any consents or approvals required in connection therewith, as to the value or freedom from any security interests of, or any other matter concerning, any assets of such party, or as to the absence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset, including any accounts receivable, of any party, or as to the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon the execution, delivery and filing hereof or thereof. Except as may expressly be set forth herein or in any Ancillary Agreement, all such CONVERGYS Assets are being transferred on an "as is, where is" basis (and, in the case of any real property, by means of a quitclaim or similar form deed or conveyance), and the respective transferees shall bear the economic and legal risks that any conveyance shall prove to be insufficient to vest in the transferee good and marketable title, free and clear of any security interest.

                                   ARTICLE 2
                      REPRESENTATIONS AND WARRANTIES OF CBI

         2.1 POWER AND AUTHORITY; EFFECT OF AGREEMENT. CBI is a corporation duly organized, validly existing and in good standing under the laws of Ohio and has requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by CBI of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part. This Agreement has been duly and validly executed and delivered by CBI and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally. The execution, delivery and performance by CBI of this Agreement and the consummation by it of the transactions contemplated by the Separation does not, and will not, with or without the giving of notice or the lapse of time, or both: (i) violate any provision of law, rule or regulation to which it is subject; (ii) violate any order, judgment or decree applicable to it; (iii) conflict with, or result in a breach or default under, its Amended Articles of Incorporation or its Amended Regulations; or (iv) conflict with, or result in a breach or default under, any contract to which it is a party; except, in each case, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby or have a material adverse effect on the Business.

         2.2 STOCK OF TRANSFERRED SUBSIDIARIES. CBI is the owner, beneficially and of record, of all of the issued and outstanding shares of CBIS and MATRIXX, free and clear of all liens, encumbrances, security agreements, options, claims, charges and restrictions.

         2.3 GOVERNMENT CONSENTS. No consent, approval or authorization of, or exemption from, or filing with any governmental or regulatory authority is required in connection with the execution, delivery or performance by CBI of the terms of this Article 2 or the taking by it of any other action required to effectuate the Separation.


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                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF CONVERGYS

         CONVERGYS represents and warrants to CBI as follows:

         3.1 CONVERGYS' POWER AND AUTHORITY. CONVERGYS is a corporation duly organized, validly existing and in good standing under the laws of Ohio, and has all requisite corporate power and authority to carry on the Business as it is now being conducted and as proposed to be conducted.

         3.2 DUE AUTHORIZATION, EXECUTION AND DELIVERY; EFFECT OF AGREEMENT. CONVERGYS has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by CONVERGYS of this Agreement and the consummation by CONVERGYS of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CONVERGYS. This Agreement has been duly and validly executed and delivered by CONVERGYS and constitutes the legal, valid and binding obligation of CONVERGYS enforceable against CONVERGYS in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally. The execution, delivery and performance by CONVERGYS of this Agreement and the consummation by CONVERGYS of the transactions contemplated by the Separation does not, and will not, with or without the giving of notice of the lapse of time, or both: (i) violate any provision of law, rule or regulation to which CONVERGYS is subject; (ii) violate any order, judgment or decree applicable to CONVERGYS; (iii) conflict with, or result in a breach or default under, the Amended Articles of Incorporation or Regulations of CONVERGYS; or (iv) conflict with, or result in a breach or default under, any contract to which it is a party; except, in each case, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby or have a material adverse effect on the Business.

         3.3 CONSENTS. No consent, approval or authorization of, or exemption from, or filing with, any governmental or regulatory authority or any other third party is required in connection with the execution, delivery or performance by CONVERGYS of this Agreement or the taking by CONVERGYS of any other action required to effectuate the Separation, except as referred to in Article 8.

                                    ARTICLE 4
                                COVENANTS OF CBI

         4.1 BOOKS AND RECORDS; PERSONNEL. For a period of six years after the Distribution Date (or such longer period as may be required by any law or regulation, any governmental agency, any ongoing litigation or class of litigation, or in connection with any administrative proceeding):

             (a) CBI shall not dispose of or destroy any of the business records and files of the Business retained by it or any of its subsidiaries (the "Retained Records"). If CBI wishes to dispose of or destroy such records and files after that time, it shall use reasonable efforts to first give 30 days' prior written notice to CONVERGYS and CONVERGYS shall have the right, at its option and expense, upon prior written notice to CBI within such 30 day period, to take possession of the Retained Records within 60 days after the date of CONVERGYS' notice to CBI.

             (b) CBI shall allow CONVERGYS and its representatives reasonable access to all Retained Records during regular business hours and upon reasonable notice. CBI shall maintain the Retained Records in a manner and at locations that reasonably facilitates retrieval and review by CONVERGYS. CONVERGYS shall have the right, at its own expense, to make copies of any such records and files and CBI shall provide convenient duplication facilities for such purpose, provided, however, that any such access or copying shall be had or done in such manner so as not to unreasonably interfere with the normal conduct of CBI's business or operations.

             (c) CBI shall make reasonably available to CONVERGYS, upon written request and at CONVERGYS' expense: (i) personnel to assist in locating and obtaining records and files maintained by it (including those created after the date hereof, to the extent necessary and appropriate in connection with pending and future claims against CONVERGYS relating to the Business) and (ii) any of its personnel whose assistance or participation (including as a witness during depositions or at trial) is reasonably required by CONVERGYS in anticipation of, or preparation for or during, existing or future litigation or other matters in which CONVERGYS or any of its affiliates is involved and which is related to the Business.

                                    ARTICLE 5
                             COVENANTS OF CONVERGYS

         5.1 COOPERATION. CONVERGYS agrees to cooperate with CBI, both before and after the Distribution Date, to enable both parties to implement the Separation, including but not limited to performing the obligations undertaken by the parties hereunder. Such cooperation will include but not be limited to preparing and submitting required financial reports after the Distribution Date which may relate to periods whether before or after the Distribution Date and executing such documents and doing such other acts and things as may be necessary to carry out the intent of this Agreement as it relates to the Separation.

         5.2 BOOKS AND RECORDS; PERSONNEL. For a period of six years after the Distribution Date (or such longer period as may be required by any law or regulation, any governmental agency, any ongoing litigation or class of litigation, or in connection with any administrative proceeding);


             (a) CONVERGYS shall not dispose of or destroy any of the business records and files of the Business that are transferred to it or any of its subsidiaries in carrying out the transactions contemplated hereby (the "Transferred Records"). If CONVERGYS wishes to dispose of or destroy such records and files after that time, it shall use reasonable efforts to first give 30 days' prior written notice to CBI and CBI shall have the right at its option and expense, upon prior written notice to CONVERGYS within such 30 day period, to take possession of the Transferred Records within 60 days after the date of CBI's notice to CONVERGYS.

             (b) CONVERGYS shall allow CBI and its representatives reasonable access to all Transferred Records during regular business hours and upon reasonable notice. CONVERGYS shall maintain the Transferred Records in a manner and at locations that reasonably facilitates retrieval and review by CBI. CBI shall have the right, at its own expense, to make copies of any such records and files and CONVERGYS shall provide convenient duplication facilities for such purposes provided, however, that any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of CONVERGYS' business or operations.


             (c) CONVERGYS shall make reasonably available to CBI upon written request and at CBI's expense: (i) CONVERGYS' personnel to assist in locating and obtaining records and files maintained by it (including those created after the date hereof, to the extent necessary and appropriate in connection with pending and future claims against CBI relating to the Business), and (ii) any of its personnel whose assistance or participation (including as a witness during depositions or at trial) is reasonably required by CBI in anticipation of, or preparation for or during, existing or future litigation or other matters in which CBI or any of its affiliates is involved.

                                    ARTICLE 6
                              INTER-COMPANY LENDING

         6.1 CONTRIBUTION. As to inter-company debt payable to CBI by CONVERGYS, CONVERGYS' obligation will be to repay to CBI on or before the Distribution Date the amount reflected in its balance sheet dated March 31, 1998 ($724.7 million) adjusted for the net cash flows resulting from CONVERGYS' operating and investing activities for the period April 1, 1998 to the date of repayment and for any other indebtedness incurred by CONVERGYS or for any other repayments made to CBI in that period. Upon the Closing Date, CONVERGYS shall apply all the net proceeds of the IPO to reduce CONVERGYS' portion of its inter-company debt.

         6.2 ON-GOING FUNDING. For the period between the Closing Date through the day preceding the Distribution Date, CBI shall continue to provide CONVERGYS with working capital funding pursuant to the existing inter-company arrangements at an interest rate equal to CBI's average short-term borrowing cost or through external short- or long-term financing to be arranged by CBI; provided, however, that CONVERGYS may obtain and procure its own separate funding with such third parties as it deems in its sole discretion appropriate and at its own expense. CBI shall cooperate with CONVERGYS in its efforts to obtain such financing.




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


                                   ARTICLE 7

                  CONTINGENT GAINS AND CONTINGENT LIABILITIES

         7.1 DEFINITIONS RELATING TO CONTINGENT GAINS AND CONTINGENT LIABILITIES. For the purpose of this Agreement, the following terms shall have the following meanings:

             (a) AFFILIATE of any Person means a Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

             (b) ACTION means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international governmental authority or any arbitration or mediation tribunal.

             (c) CBI GROUP means CBI and each Person (other than any member of the CONVERGYS Group) that is an Affiliate of CBI immediately after the Closing Date.

             (d) CLOSING DATE means the first time at which any Common Shares of CONVERGYS are sold to the Underwriters pursuant to the IPO in accordance with the terms of the Underwriting Agreement.

             (e) CONTINGENT CLAIM COMMITTEE means a committee composed of one representative designated from time to time by each of CBI and CONVERGYS that shall be established in accordance with Section 7.6.

             (f) CONTINGENT GAIN means any claim or other right of CBI, CONVERGYS or any of their respective Affiliates, whenever arising, against any Person other than CBI, CONVERGYS or any of their respective Affiliates, if and to the extent that (i) such claim or right has accrued as of the Closing Date (based on then existing law) and (ii) the existence or scope of the obligation of such other Person as of the Closing Date was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Closing Date or as a result of the failure of such claim or other right to have been discovered or asserted as of the Closing Date. A claim or right meeting the foregoing definition shall be considered a Contingent Gain regardless of whether there was any Action pending, threatened or contemplated as of the Closing Date with respect thereto. For purposes of the

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foregoing, a claim or right shall be deemed to have accrued as of the Closing
Date if all the elements of the claim necessary for its assertion shall have occurred on or prior to the Closing Date, such that the claim or right, were it asserted in an Action on or prior to the Closing Date, would not be dismissed by a court on ripeness or similar grounds. Notwithstanding the foregoing, none of (i) any insurance proceeds, (ii) any reversal of any litigation or other reserve, or (iii) any matters relating to taxes (which are governed by the Tax Allocation Agreement) shall be deemed to be a Contingent Gain.

             (g) CONTINGENT LIABILITY means any liability, other than liabilities for taxes (which are governed by the Tax Allocation Agreement), of CBI, CONVERGYS or any of their respective Affiliates, whenever arising, to any Person other than CBI, CONVERGYS or any of their respective Affiliates, if and to the extent that (i) such liability has accrued as of the Closing Date (based on then existing law) and (ii) the existence or scope of the obligation of CBI, CONVERGYS or any of their respective Affiliates as of the Closing Date with respect to such liability was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Closing Date or as a result of the failure of such liability to have been discovered or asserted as of the Closing Date (it being understood that the existence of a litigation or other reserve with respect to any liability shall not be sufficient for such liability to be considered acknowledged, fixed or determined). In the case of any liability a portion of which had accrued as of the Closing Date and a portion of which accrues after the Closing Date, only that portion that had accrued as of the Closing Date shall be considered a Contingent Liability. For purposes of the foregoing, a liability shall be deemed to have accrued as of the Closing Date if all the elements necessary for the assertion of a claim with respect to such liability shall have occurred on or prior to the Closing Date, such that the claim, were it asserted in an Action on or prior to the Closing Date, would not be dismissed by a court on ripeness or similar grounds. For purposes of clarification of the foregoing, the parties agree that no liability relating to, arising out of or resulting from any obligation of any Person to perform the executory portion of any contract or agreement existing as of the Closing Date, or to satisfy any obligation accrued under any Plan (as defined in the Employee Benefits Agreement) as of the Closing Date, shall be deemed to be a Contingent Liability.

             (h) CONVERGYS GROUP means CONVERGYS and each Person (other than any member of the CBI Group) that is an Affiliate of CONVERGYS immediately after the Closing Date.

             (i) EXCLUSIVE CBI CONTINGENT GAIN means any Contingent Gain if such Contingent Gain primarily relates to any business of any CBI Group Member or if such Contingent Gain is expressly assigned to CBI pursuant to this Agreement or any Ancillary Agreement.

             (j) EXCLUSIVE CBI CONTINGENT LIABILITY means any Contingent Liability if such Contingent Liability primarily relates to any business of any CBI Group Member, or if such Contingent Liability is expressly assigned to CBI pursuant to this Agreement or any Ancillary Agreement.

             (k) EXCLUSIVE CONTINGENT LIABILITY means any Exclusive CBI Contingent Liability or Exclusive CONVERGYS Contingent Liability.

             (l) EXCLUSIVE CONVERGYS CONTINGENT GAIN means any Contingent Gain if such Contingent Gain primarily relates to any business of any CONVERGYS Group Member, or if such Contingent Gain is expressly assigned to CONVERGYS pursuant to this Agreement or any Ancillary Agreement.

             (m) EXCLUSIVE CONVERGYS CONTINGENT LIABILITY means any Contingent Liability if such Contingent Liability primarily relates to any business of any CONVERGYS Group Member or such Contingent Liability is expressly assigned to CONVERGYS pursuant to this Agreement or any Ancillary Agreement.

             (n) GROUP means any of the CBI Group or the CONVERGYS Group, as the context requires.

             (o) PERSON means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity or any governmental authority.

             (p) SHARED CONTINGENT GAIN means any Contingent Gain that is not an Exclusive CBI Contingent Gain or an Exclusive CONVERGYS Contingent Gain.

             (q) SHARED CONTINGENT LIABILITY means, without duplication, any Contingent Liability that is not an Exclusive CBI Contingent Liability or an Exclusive CONVERGYS Contingent Liability.

             (r) VALUE means the aggregate amount of all cash payments, the fair market value of all non-cash payments and the incremental cost of providing any goods or services made or provided in respect of any Exclusive Contingent Liability whether in satisfaction of any judgment, in settlement of any Action or threatened Action or otherwise (including all costs and expenses of defending or investigating any Action or threatened Action), net of: (i) any insurance proceeds received or realized in respect of the applicable Exclusive Contingent Liability, (ii) any tax benefits associated with such payments or the provision of such goods or services (based on an assumed effective tax rate equal to the effective tax rate of the applicable party for the fiscal year immediately preceding the year in which such payments are made or goods or services provided (it being understood that the effective tax rate of any party whose earnings for such immediately preceding fiscal year are consolidated for federal income tax purposes with another corporation shall be the effective tax rate of the corporation filing such federal income tax return for such immediately preceding fiscal year)), (iii) any other amounts recovered (including by way of set off) from a third party in connection with any such Action or threatened Action and
(iv) the amount of any reserve, account payable or similar accrual in respect of the Exclusive Contingent Liability, net of any offsetting receivables in respect of such Exclusive Contingent Liability, in each case as reflected on the CONVERGYS balance sheet or the audited consolidated balance sheet of CBI, including the notes thereto, as of December 31, 1997 (and without giving effect to any subsequent adjustment of any such reserve, account payable, accrual or offsetting receivable).


         7.2 CONTINGENT GAINS.

             (a) Each of CBI and CONVERGYS shall have sole and exclusive right to any benefit received with respect to any Exclusive CBI Contingent Gain or Exclusive CONVERGYS Contingent Gain, respectively. Each of CBI and CONVERGYS shall have sole and exclusive authority to commence, prosecute, settle, manage, control, conduct, waive, forego, release, discharge, forgive and otherwise determine all matters whatsoever with respect to any Exclusive CBI Contingent Gain or Exclusive CONVERGYS Contingent Gain, respectively.

             (b) Any benefit that may be received from any Shared Contingent Gain shall be shared among CBI and CONVERGYS in proportion to CBI receiving 50% and CONVERGYS receiving 50%, respectively (the "Shared Percentage"), and shall be paid in accordance with Section 7.5. Notwithstanding the foregoing, CBI shall have sole and exclusive authority to commence, prosecute, settle, manage, control, conduct, waive, forego, release, discharge, forgive and otherwise determine all matters whatsoever with respect to any Shared Contingent Gain. CONVERGYS shall not take, or permit any member of its Group to take, any action (including commencing any claim) that would interfere with such rights and powers of CBI. CBI shall use its reasonable efforts to notify CONVERGYS in the event that it commences an Action with respect to a Shared Contingent Gain; provided that the failure to provide such notice shall not give rise to any rights on the part of CONVERGYS against CBI or affect any other provision of this Section 7.2. CONVERGYS acknowledges that CBI may elect not to pursue any Shared Contingent Gain for any reason whatsoever (including a different assessment of the merits of any Action, claim or right than CONVERGYS or any business reasons that are in the best interests of CBI or a member of the CBI Group, without regard to the best interests of any member of the CONVERGYS Group) and that no member of the CBI Group shall have any liability to any Person (including any member of the CONVERGYS Group) as a result of any such determination.

             (c) In the event of any dispute as to whether any claim or right is a Contingent Gain or whether any Contingent Gain is a Shared Contingent Gain, an Exclusive CBI Contingent Gain or an Exclusive CONVERGYS Contingent Gain, CBI may, but shall not be obligated to, commence prosecution or other assertion of such claim or right pending resolution of such dispute. In the event that CBI commences any such prosecution or assertion and, upon resolution of the dispute, a party other than CBI is determined hereunder to have the exclusive right to such claim, CBI shall, promptly upon the request of such other party, discontinue the prosecution or assertion of such right or claim and transfer the control thereof to the party so determined to have the right thereto. In such event, the party having the right to such a claim or right will reimburse CBI for all costs and expenses reasonably incurred prior to resolution of such dispute in the prosecution or assertion of such claim or right.

         7.3 EXCLUSIVE CONTINGENT LIABILITIES. Except as otherwise provided in this Section 7.3, each Exclusive Contingent Liability shall constitute a liability for which indemnification is provided by CBI or CONVERGYS, as the case may be, pursuant to Article 10 hereof and shall be subject to the procedures set forth in Article 10 with respect thereto.

         7.4 SHARED CONTINGENT LIABILITIES.

             (a) As set forth in Section 10.5(c), CBI shall assume the defense of, and may seek to settle or compromise, any Third Party Claim (as defined herein) that is a Shared Contingent Liability, and the costs and expenses thereof shall be included in the calculation of the amount of the applicable Shared Contingent Liability in determining the reimbursement obligations of the other parties with respect thereto pursuant to this Section 7.4.

             (b) Each of CBI and CONVERGYS shall be responsible for its Shared Percentage of any Shared Contingent Liability. It shall not be a defense to any obligation by any party to pay any amount in respect of any Shared Contingent Liability that such party was not consulted in the defense thereof, that such party's views or opinions as to the conduct of such defense were not accepted or adopted, that such party does not approve of the quality or manner of the defense thereof or that such Shared Contingent Liability was incurred by reason of a settlement rather than by a judgment or other determination of liability (even if, subject to Section 10.5(g), such settlement was effected without the consent or over the objection of such party).

         7.5 PAYMENTS.

             (a) Any amount owed in respect of any Shared Contingent Liabilities (including reimbursement for the cost or expense of defense) of (i) any Third Party Claim that is a Shared Contingent Liability or (ii) any Shared Contingent Gain pursuant to this Article 6 shall be remitted promptly after the party entitled to such amount provides an invoice (including reasonable supporting information with respect thereto) to the party owing such amount.

             (b) In case of any Shared Contingent Liability, CBI shall be entitled to reimbursement from CONVERGYS in advance of a final determination of any Action for amounts paid in respect of costs and expenses related thereto, from time to time as such costs and expenses are incurred. In the case of any Shared Contingent Gain, CBI shall be entitled to retain from the amount of the Shared Contingent Gain otherwise payable to CONVERGYS, CONVERGYS' Shared Percentage of the costs and expenses paid or incurred by or on behalf of any member of the CBI Group in connection with such Shared Contingent Gain.

             (c) Any amounts billed and properly payable in accordance with this
Article 7 that are not paid within 30 days of such bill shall bear interest at the Prime Rate plus 2% per annum.

         7.6 PROCEDURES TO DETERMINE STATUS OF CONTINGENT LIABILITY OR CONTINGENT GAIN.

             (a) As of the Closing Date, CBI and CONVERGYS will form the Contingent Claim Committee for the purpose of resolving any disagreement among the parties as to whether:

                 (i)   any claim or right is a Contingent Gain;

                 (ii) any Contingent Gain is a Shared Contingent Gain, an Exclusive CBI Contingent Gain or an Exclusive CONVERGYS Contingent Gain;

                 (iii) any liability is a Contingent Liability; or

                 (iv) any Contingent Liability is a Shared Contingent Liability, an Exclusive CBI Contingent Liability, or an Exclusive CONVERGYS Contingent Liability.

             (b) Any of the parties may refer any potential Contingent Gains or Contingent Liabilities to the Contingent Claim Committee for resolution of a disagreement described in Section 7.6(a) and the Contingent Claim Committee's determination (which shall be made within 30 days of such referral), if unanimous, shall be binding on all of the parties and their respective successors and assigns. In the event that the Contingent Claim Committee cannot reach a unanimous determination as to the nature or status of any such Contingent Liabilities or Contingent Gains within 30 days after such referral, the issue will be submitted for arbitration pursuant to the procedures set forth in Article 12 of this Agreement. The outcome of the arbitration pursuant to Article 12 shall be final and binding on all parties and their respective successors and assigns. The Contingent Claim Committee shall consist of one member of the CBI Group and one member of the CONVERGYS Group.

                                   ARTICLE 8
                       THE IPO AND ACTIONS PENDING THE IPO


         8.1 Transactions Prior to the IPO.

             (a) Subject to the conditions specified in Section 8.2 hereof, CBI and CONVERGYS shall use their reasonable best efforts to consummate the IPO. Such actions shall include, but shall not necessarily be limited to, those specified in this Section 8.1.

             (b) CONVERGYS shall file with the Securities and Exchange Commission (the "Commission") the IPO registration statement, and such amendments or supplements thereto, as may be necessary in order to cause the same to become and remain effective as required by law or by the Underwriters, including, but not limited to, filing such amendments to the IPO registration statement as may be required by the Underwriting Agreement, the Commission or federal, state or foreign securities laws. CBI and CONVERGYS shall also cooperate in preparing, filing with the Commission and causing to become effective a registration statement registering the Common Shares under the Exchange Act, and any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the IPO, the Separation, the Distribution or the other transactions contemplated by this Agreement and the Ancillary Agreements.

             (c) CONVERGYS, CBI, CBIS and MATRIXX shall enter into an Underwriting Agreement (the "Underwriting Agreement"), with underwriters selected jointly by CBI and CONVERGYS (the "Underwriters") in form and substance reasonably satisfactory to CONVERGYS, CBI, CBIS and MATRIXX and shall comply with their respective obligations thereunder.

             (d) CBI and CONVERGYS shall consult with each other and the Underwriters regarding the timing, pricing and other material matters with respect to the IPO.

             (e) CONVERGYS shall use its reasonable best efforts to take all such action as may be necessary or appropriate under state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) in connection with the IPO.

             (f) CONVERGYS shall prepare, file and use its reasonable best efforts to seek to make effective an application for listing of the Common Shares issued in the IPO on the New York Stock Exchange, subject to official notice of issuance.

             (g) CONVERGYS shall participate in the preparation of materials and presentations as the Underwriters shall deem necessary or desirable.

             (h) CONVERGYS shall pay all third party costs, fees and expenses relating to the IPO, all of the reimbursable expenses of the Underwriters pursuant to the Underwriting Agreement, all of the costs of producing, printing, mailing and otherwise distributing the Prospectus, as well as the Underwriters' discount as provided in the Underwriting Agreement.

         8.2 CONDITIONS PRECEDENT TO CONSUMMATION OF THE IPO. As soon as practicable after the date of this Agreement, the parties hereto shall use their reasonable best efforts to satisfy the following conditions to the consummation of the IPO. The obligations of the parties to consummate the IPO shall be conditioned on the satisfaction, or waiver by CBI, of the following conditions:

             (a) The IPO registration statement shall have been declared effective by the Commission, and there shall be no stop-order in effect with respect thereto.

             (b) The actions and filings with regard to state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) described in Section 8.1 shall have been taken and, where applicable, have become effective or been accepted.

             (c) The Common Shares to be issued in the IPO shall have been accepted for listing on the New York Stock Exchange, on official notice of issuance.

             (d) CONVERGYS, CBI, CBIS and MATRIXX shall have entered into the Underwriting Agreement and all conditions to the obligations of CONVERGYS, CBI, CBIS and MATRIXX and the Underwriters shall have been satisfied or waived.

             (e) CBI shall be satisfied in its sole discretion that it will own at least 80.0% of the outstanding CONVERGYS voting stock following the IPO, and all other conditions to permit the Distribution (to qualify as a tax free distribution to CBI's shareholders) shall, to the extent applicable as of the time of the IPO, be satisfied, and there shall be no event or condition that is likely to cause any of such conditions not to be satisfied as of the time of the Distribution or thereafter.

             (f) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the IPO or the Distribution or any of the other transactions contemplated by this Agreement or any Ancillary Agreement shall be in effect.

             (g) Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the Separation in order to assure the successful completion of the IPO and the Distribution and the other transactions contemplated by this Agreement shall have been taken.

             (h) This Agreement shall not have been terminated.

             (i) A pricing committee of CONVERGYS directors designated by the Board of Directors of CONVERGYS shall have determined that the terms of the IPO are acceptable to CONVERGYS.

                                    ARTICLE 9
                                THE DISTRIBUTION

         9.1 THE DISTRIBUTION.

             (a) Subject to the conditions specified in Section 9.3 hereof, on or prior to the Distribution Date, CBI will deliver to an agent designated by its Board of Directors ("the Agent") for the benefit of holders of record of CBI common shares on the Record Date, a single stock certificate, endorsed by CBI in blank, representing all of the outstanding shares of CONVERGYS then owned by CBI, and shall cause the transfer agent for the shares of CBI common shares to instruct the Agent to distribute on the Distribution Date such number of CONVERGYS Common Share to each such holder or designated transferee or transferees of such holder for each CBI common share then held by each such holder or designated transferee or transferees as determined by the CBI Board of Directors.

             (b) CONVERGYS and CBI, as the case may be, will provide to the Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

         9.2 ACTIONS PRIOR TO THE DISTRIBUTION.

             (a) CBI and CONVERGYS shall prepare and mail, prior to the Distribution Date, to the holders of CBI common shares, such information concerning CONVERGYS, its business, operations and management, the Distribution and such other matters as CBI shall reasonably determine and as may be required by law. CBI and CONVERGYS will prepare, and CONVERGYS will, to the extent required under applicable law, file with the Commission any such documentation and any requisite no-action letters which CBI determines are necessary or desirable to effectuate the Distribution and CBI and CONVERGYS shall each use its reasonable best efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

             (b) CBI and CONVERGYS shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

             (c) CBI and CONVERGYS shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 9.3(d) to be satisfied and to effect the Distribution on the Distribution Date.

             (d) CONVERGYS shall prepare and file, and shall use its reasonable best efforts to have approved, an application for the listing of the Common Shares to be distributed in the Distribution on the New York Stock Exchange, subject to official notice of distribution.

         9.3 CONDITIONS TO DISTRIBUTION. Subject to any restrictions contained in the Underwriting Agreement, the CBI Board shall have the sole discretion to determine the date of consummation of the Distribution at any time after the Closing Date and on or prior to the date that is six months after the Closing Date. CBI shall be obligated to consummate the Distribution no later than the date that is six months after the Closing Date, subject to the satisfaction, or waiver by the CBI Board, in its sole discretion, of the conditions set forth below. In the event that any such condition shall not have been satisfied or waived on or before the date that is six months after the Closing Date, CBI shall consummate the Distribution as promptly as practicable following the satisfaction or waiver of all such conditions:

             (a) a private letter ruling from the Internal Revenue Service shall have been obtained and shall continue in effect, to the effect that, among other things, the Distribution will qualify as a tax free distribution for federal income tax purposes under Section 355 of the Code and will not result in the recognition of any gain to CBI or CBI's shareholders, and such ruling shall be in form and substance satisfactory to CBI in its sole discretion;

             (b) any material governmental approvals and consents necessary to consummate the Distribution shall have been obtained and be in full force and effect;

             (c) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event outside the control of CBI shall have occurred or failed to occur that prevents the consummation of the Distribution; and

             (d) no other event or developments shall have occurred subsequent to the date hereof that, in the judgment of the Board of Directors of CBI, would result in the Distribution having a material adverse effect on CBI or on the shareholders of CBI.

             (e) Each of CBI and CONVERGYS shall have received such consents, and shall have received executed copies of such agreements or amendments of agreements, as they shall deem necessary in connection with the completion of the transactions contemplated by this Agreement or any other agreement or document contemplated by this Agreement or otherwise.

              (f) All action and other documents and instruments deemed necessary or advisable in connection with the transactions contemplated hereby shall have been taken or executed, as the case may be, in form and substance satisfactory to CBI and CONVERGYS.

The foregoing conditions are for the sole benefit of CBI and shall not give rise to or create any duty on the part of CBI or the CBI Board of Directors to waive or not waive any such condition.

         9.4 FRACTIONAL SHARES. As soon as practicable after the Distribution Date, CBI shall direct the Agent to determine the number of whole shares and fractional shares of Common Shares allocable to each holder of record or beneficial owner of CBI common shares as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of CBI in open market transactions or otherwise, in each case at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner, in lieu of any fractional share, such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of any amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. CBI and the Agent shall use their reasonable best efforts to aggregate the CBI common shares that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

                                   ARTICLE 10
                        MUTUAL RELEASES; INDEMNIFICATIONS

         10.1 RELEASE OF PRE-CLOSING CLAIMS.

              (a) Except as provided in Section 10.1(c), effective as of the Closing Date, CONVERGYS does hereby, for itself and each of its Affiliates, successors and assigns, and all persons who at any time prior to the Closing Date have been shareholders, directors, officers, agents or employees of CONVERGYS (in each case, in their respective capacities as such), remise, release and forever discharge each of CBI and its Affiliates, successors and assigns, and all persons who at any time prior to the Closing Date have been shareholders, directors, officers, agents or employees of CBI (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Closing Date, including in connection with the transactions and all other activities to implement any of the Separation, the IPO and the Distribution.

              (b) Except as provided in Section 10.1(c), effective as of the Closing Date, CBI does hereby, for itself and its Affiliates, successors and assigns, and all persons who at any time prior to the Closing Date have been shareholders, directors, officers, agents or employees of CBI (in each case, in their respective capacities as such), remise, release and forever discharge CONVERGYS, and its Affiliates, successors and assigns, and all persons who at any time prior to the Closing Date have been shareholders, directors, officers, agents or employees of CONVERGYS (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Closing Date, including in connection with the transactions and all other activities to implement any of the Separation, the IPO and the Distribution.

              (c) Nothing contained in Section 10.1(a) or (b) shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified herein or in the Schedules and Exhibits hereto not to terminate as of the Closing Date, in each case in accordance with its terms. Nothing contained in
Section 10.1(a) or (b) shall release any Person from:

                  (i) any liability provided in or resulting from any agreement between CBI and CONVERGYS that is specified herein or the Ancillary Agreements hereto specified as not to terminate as of the Closing Date, or any other liability specified as not to terminate as of the Closing Date;

                  (ii) any liability, contingent or otherwise, assumed, transferred, assigned or allocated to such person;

                  (iii) any liability that the parties may have with respect to indemnification or contribution pursuant to this Agreement for claims brought against the parties by third persons, which liability shall be governed by this
Article 10 and, if applicable, the appropriate provisions of the Ancillary Agreements.

              (d) CONVERGYS shall not make any claim or demand, or commence any action asserting any claim or demand, including any claim of contribution or any indemnification, against CBI, or any other Person released pursuant to Section 10.1(a), with respect to any liabilities released pursuant to Section 10.1(a). CBI shall not make any claim or demand, or commence any action asserting any claim or demand, including any claim of contribution or any indemnification, against CONVERGYS or any other Person released pursuant to Section 10.1(b), with respect to any liabilities released pursuant to Section 10.1(b).

              (e) It is the intent of each of CBI and CONVERGYS by virtue of the provisions of this Section 10.1 to provide for a full and complete release and discharge of all liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Closing Date, between or among CONVERGYS and its Affiliates on the one hand, and CBI and its Affiliates on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such Persons on or before the Closing Date), except as expressly set forth in Section 10.1(c). At any time, at the request of any other party, each party shall execute and deliver releases reflecting the provisions hereof.

         10.2 INDEMNIFICATION BY CONVERGYS. Except as provided in Section 10.4, CONVERGYS shall indemnify, defend and hold harmless CBI, and each of its directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "CBI Indemnitees"), from and against any and all liabilities of the CBI Indemnitees relating to, arising out of or resulting from any of the following items:

              (a) the failure of CONVERGYS or any other person to pay, perform or otherwise promptly discharge any CONVERGYS Liabilities, whether prior to or after the Closing Date or the date hereof;

              (b) the business of CONVERGYS or any CONVERGYS Liabilities;

              (c) any breach by CONVERGYS or its Affiliates of this Agreement or any of the Ancillary Agreements; and

              (d) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in any IPO Registration Statement or Prospectus.

         10.3 INDEMNIFICATION BY CBI. Except as provided in Section 10.4, CBI shall indemnify, defend and hold harmless CONVERGYS, and each of its directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "CONVERGYS Indemnitees"), from and against any and all liabilities of the CONVERGYS Indemnitees relating to, arising out of or resulting from any of the following items:

              (a) the failure of CBI or any other person to pay, perform or otherwise promptly discharge any liabilities of CBI other than the CONVERGYS liabilities whether prior to or after the Closing Date or the date hereof;

              (b) the business of CBI or any liability of CBI other than the CONVERGYS liabilities;

              (c) any breach by CBI or any of its affiliates of this Agreement or any of the Ancillary Agreements; and

              (d) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information about CBI contained in any IPO Registration Statement or Prospectus.

         10.4 INDEMNIFICATION OBLIGATIONS NET OF INSURANCE PROCEEDS AND OTHER AMOUNTS.

              (a) The parties intend that any liability subject to indemnification or reimbursement pursuant to this Article 9 will be net of insurance proceeds that actually reduce the amount of the liability. Accordingly, the amount which any party (an "Indemnifying Party") is required to pay to any person entitled to indemnification hereunder (an "Indemnitee") will be reduced by any insurance proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related liability. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any liability and subsequently receives insurance proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the insurance proceeds recovery had been received, realized or recovered before the Indemnity Payment was made.

              (b) In the case of any Shared Contingent Liability, any insurance proceeds actually received, realized or recovered by any party in respect of the Shared Contingent Liability will be shared among the parties in such manner as may be necessary so that the obligations of the parties for such Shared Contingent Liability, net of such insurance proceeds, will remain in proportion to their respective Shared Percentages, regardless of which party or parties may actually receive, realize or recover such insurance proceeds.

              (c) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to receive a benefit that they would not be entitled to receive in the absence of the indemnification provisions by virtue of the indemnification provisions hereof.

         10.5 PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS.

              (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by any Person other than the parties hereto (a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 10.2 or 10.3, or any other Section of this Agreement or any Ancillary Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof within 20 days after becoming aware of such Third Party Claim. If any Person shall receive notice or otherwise learn of the assertion of a Third Party Claim which may reasonably be determined to be a Shared Contingent Liability, such Person (if other than CBI) shall give CBI and any other party to this Agreement written notice thereof within 20 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 10.5(a) shall not relieve the related Indemnifying Party of its obligations under this Article 10, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

              (b) If the Indemnitee, the party receiving any notice pursuant to Section 10.5(a) or any other party to this Agreement believes that the Third Party Claim is or may be a Shared Contingent Liability, such Indemnitee or other party may make a request for a determination of such matter to the Contingent Claim Committee (a "Determination Request") at any time following any notice given by the Indemnitee to an Indemnifying Party or given by any other Person to CBI pursuant to Section 10.5(a). CBI may make such a Determination Request at any time. Unless all parties have acknowledged that the applicable Third Party Claim is not a Shared Contingent Liability or unless a determination to such effect has been made in accordance with
Section 7.6, CBI shall be entitled (but not obligated) to assume the defense of such Third Party Claim as if it were the Indemnifying Party hereunder. In any such event, CBI shall be entitled to reimbursement of all the costs and expenses of such defense once a final determination or acknowledgement is made as to the status of the Third Party Claim from the applicable party or parties that would have been required to pay such amounts if the status of the Third Party Claim had been determined immediately; provided that, if such Third Party Claim is determined to be a Shared Contingent Liability, such costs and expenses shall be shared as provided in Section 7.4.

              (c) CBI shall assume the defense of, and may seek to settle or compromise, any Third Party Claim that is a Shared Contingent Liability, and the costs and expenses thereof shall be included in the calculation of the amount of the applicable Shared Contingent Liability in determining the reimbursement obligations of the other parties with respect thereto pursuant to Section 7.4. Any Indemnitee in respect of a Shared Contingent Liability shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but all fees and expenses of such counsel shall be the expense of such Indemnitee.

              (d) Other than in the case of a Shared Contingent Liability, an Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 10.5(a), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee except as set forth in the next sentence. In the event that (i) the Third Party Claim is not a Shared Contingent Liability and (ii) the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

              (e) Other than in the case of a Shared Contingent Liability, if an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in
Section 10.5(d), such Indemnitee may defend such Third Party Claim at the cost and expense of the Indemnifying Party.

              (f) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim that is not a Shared Contingent Liability without the consent of the Indemnifying Party. No Indemnitee may settle or compromise any Third Party Claim that is a Shared Contingent Liability without the consent of CBI.

              (g) In the case of a Third Party Claim that is not a Shared Contingent Liability, no Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any Indemnitee. In the case of a Third Party Claim that is a Shared Contingent Liability, CBI shall not consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other non-monetary relief to be entered, directly or indirectly, against any Indemnitee.

        10.6  ADDITIONAL MATTERS.

              (a) Any claim on account of a liability which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the Ancillary Agreements.

              (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have the right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim; provided, however, that CBI shall be entitled to control the prosecution of any such right, defense or claim in respect of any Shared Contingent Liability.

              (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant, or, in the case of a Shared Contingent Liability, add the Indemnifying Party as a named defendant if at all possible. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Section, and, subject to Section 7.4 with respect to Shared Contingent Liabilities, the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys' fees, experts' fees and all other external expenses), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

         10.7 REMEDIES CUMULATIVE. The remedies provided in this Article 10 shall be cumulative and shall not preclude assertion by an Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.


                                   ARTICLE 11
                                 CONFIDENTIALITY

         11.1 GENERAL.

              (a) Subject to Section 11.2, each of CBI and CONVERGYS, on behalf of itself and each member of its respective Group, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to CBI's confidential and proprietary information pursuant to policies in effect as of the Closing Date, all Information (as defined herein) concerning each such other Group that is either in its possession (including Information in its possession prior to any of the date hereof, the Closing

Date or the Distribution Date) or furnished by any such other Group or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement, any Ancillary Agreement or otherwise, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been (i) in the public domain through no fault of such party or any member of such Group or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by such party (or any member of such party's Group) which sources are not themselves bound by a confidentiality obligation), or (iii) independently generated without reference to any proprietary or confidential Information of the other party.

              (b) Each party agrees not to release or disclose, or permit to be released or disclosed, any such Information to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information), except in compliance with Section 11.2. Without limiting the foregoing, when any Information is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, each party will promptly after request of the other party either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).


         11.2 In the event that any party or any member of its Group either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of any other party (or any member of any other party's Group) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.


         11.3 Information means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, books, records, contracts, instruments, surveys, ideas, concepts, know-how, techniques, designs, drawings, blueprints, diagrams, models, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.


                                   ARTICLE 12
                         ARBITRATION; DISPUTE RESOLUTION

         12.1 AGREEMENT TO ARBITRATE. Except as otherwise specifically provided in any Ancillary Agreement, the procedures for discussion, negotiation and arbitration set forth in this Article 12 shall apply to all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement or any Ancillary Agreement, or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the date hereof), or the commercial or economic relationship of the parties relating hereto or thereto, between or among any member of the CBI Group and the CONVERGYS Group. Each party agrees on behalf of itself and each member of its respective Group that the procedures set forth in this Article 12 shall be the sole and exclusive remedy in connection with any dispute, controversy or claim relating to any of the foregoing matters and irrevocably waives any right to commence any Action in or before any governmental authority, except as expressly provided in Sections 12.7(b) and 12.8 and except to the extent provided under the Arbitration Act in the case of judicial review of arbitration results or awards. Each party on behalf of itself and each member of its respective Group irrevocably waives any right to any trial by jury with respect to any claim, controversy or dispute set forth in the first sentence of this Section 12.1.

         12.2 ESCALATION.

              (a) It is the intent of the parties to use their respective reasonable best efforts to resolve expeditiously any dispute, controversy or claim between or among them with respect to the matters covered hereby that may arise from time to time on a mutually acceptable negotiated basis. In furtherance of the foregoing, any party involved in a dispute, controversy or claim may deliver a notice (an "Escalation Notice") demanding an in person meeting involving representatives of the parties at a senior level of management of the parties (or if the parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the General Counsel, or like officer or official, of each party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the parties may be established by the parties from time to time; provided, however, that the parties shall use their reasonable best efforts to meet within 30 days of the Escalation Notice.


              (b) The parties may, by mutual consent, retain a mediator to aid the parties in their discussions and negotiations by informally providing advice to the parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the parties, nor shall any opinion expressed by the mediator be admissible in any arbitration proceedings. The mediator may be chosen from a list of mediators previously selected by the parties or by other agreement of the parties. Costs of the mediation shall be borne equally by the parties involved in the matter, except that each party shall be responsible for its own expenses. Mediation is not a prerequisite to a demand for arbitration under Section 12.3.

        12.3  DEMAND FOR ARBITRATION.


              (a) At any time after the first to occur of (i) the date of the meeting actually held pursuant to the applicable Escalation Notice or (ii) 45 days after the delivery of an Escalation Notice (as applicable, the "Arbitration Demand Date"), any party involved in the dispute, controversy or claim (regardless of whether such party delivered the Escalation Notice) may, unless the Applicable Deadline has occurred, make a written demand (the "Arbitration Demand Notice") that the dispute be resolved by binding arbitration, which Arbitration Demand Notice shall be given to the parties to the dispute, controversy or claim in the manner set forth in Section 12.3(b). In the event that any party shall deliver an Arbitration Demand Notice to another party, such other party may itself deliver an Arbitration Demand Notice to such first party with respect to any related dispute, controversy or claim with respect to which the Applicable Deadline has not passed without the requirement of delivering an Escalation Notice. No party may assert that the failure to resolve any matter during any discussions or negotiations, the course of conduct during the discussions or negotiations or the failure to agree on a mutually acceptable time, agenda, location or procedures for the meeting, in each case, as contemplated by Section 12.2, is a prerequisite to a demand for arbitration under Section 12.3.

              (b) Except as may be expressly provided in any Ancillary Agreement, any Arbitration Demand Notice may be given until one year and 45 days after the later of the occurrence of the act or event giving rise to the underlying claim or the date on which such act or event was, or should have been, in the exercise of reasonable due diligence, discovered by the party asserting the claim (as applicable and as it may in a particular case be specifically extended by the parties in writing, the "Applicable Deadline"). Any discussions, negotiations or mediations between the parties pursuant to this Agreement or otherwise will not toll the Applicable Deadline unless expressly agreed in writing by the parties. Each of the parties agrees on behalf of itself and each member of its Group that if an Arbitration Demand Notice with respect to a dispute, controversy or claim is not given prior to the expiration of the Applicable Deadline, as between or among the parties and the members of their Groups, such dispute, controversy or claim will be barred. Subject to Sections 12.7(d) and 12.8, upon delivery of an Arbitration Demand Notice pursuant to
Section 12.3(a) prior to the Applicable Deadline, the dispute, controversy or claim shall be decided by a sole arbitrator in accordance with the rules set forth in this Article 12.

       12.4   ARBITRATORS

              (a) Within 15 days after a valid Arbitration Demand Notice is given, the parties involved in the dispute, controversy or claim referenced therein shall attempt to select a sole arbitrator satisfactory to all such parties.

              (b) In the event that such parties are not able jointly to select a sole arbitrator within such 15-day period, such parties shall each appoint an arbitrator within 30 days after delivery of the Arbitration Demand Notice. If one party appoints an arbitrator within such time period and the other party or parties fail to appoint an arbitrator within such time period, the arbitrator appointed by the one party shall be the sole arbitrator of the matter.

              (c) In the event that a sole arbitrator is not selected pursuant to paragraph (a) or (b) above and, instead, two arbitrators are selected pursuant to paragraph (b) above, the two arbitrators will, within 30 days after the appointment of the later of them to be appointed, select an additional arbitrator who shall act as the sole arbitrator of the dispute. After selection of such sole arbitrator, the initial arbitrators shall have no further role with respect to the dispute. In the event that the arbitrators so appointed do not, within 30 days after the appointment of the later of them to be appointed, agree on the selection of the sole arbitrator, any party involved in such dispute may apply to the American Arbitration Association, Cincinnati, Ohio ("AAA"), to select the sole arbitrator, which selection shall be made by such organization within 30 days after such application. Any arbitrator selected pursuant to this paragraph (c) shall be disinterested with respect to any of the parties and the matter and shall be reasonably competent in the applicable subject matter.

              (d) The sole arbitrator selected pursuant to paragraph (a), (b) or
(c) above will set a time for the hearing of the matter which will commence no later than 90 days after the date of appointment of the sole arbitrator pursuant to paragraph (a), (b) or (c) above and which hearing will be no longer than 30 days (unless in the judgment of the arbitrator the matter is unusually complex and sophisticated and thereby requires a longer time, in which event such hearing shall be no longer than 90 days). The final decision of such arbitrator will be rendered in writing to the parties not later than 60 days after the last hearing date, unless otherwise agreed by the parties in writing.

              (e) The place of any arbitration hereunder will be Cincinnati, Ohio, unless otherwise agreed by the parties.

         12.5 HEARINGS. Within the time period specified in Section 12.4(d), the matter shall be presented to the arbitrator at a hearing by means of written submissions of memoranda and verified witness statements, filed simultaneously, and responses, if necessary in the judgment of the arbitrator or both the parties. If the arbitrator deems it to be essential to a fair resolution of the dispute, live cross-examination or direct examination may be permitted, but is not generally contemplated to be necessary. The arbitrator shall actively manage the arbitration with a view to achieving a just, speedy and cost-effective resolution of the dispute, claim or controversy. The arbitrator may, in his or her discretion, set time and other limits on the presentation of each party's case, its memoranda or other submissions, and refuse to receive any proffered evidence, which the arbitrator, in his or her discretion, finds to be cumulative, unnecessary, irrelevant or of low probative nature. Except as otherwise set forth herein, any arbitration hereunder will be conducted in accordance with the AAA Rules and Regulations then prevailing (except that the arbitration will not be conducted under the auspices of the AAA and the fee schedule of the AAA will not apply). Except as expressly set forth in Section 12.8(b), the decision of the arbitrator will be final and binding on the parties, and judgment thereon may be had and will be enforceable in any court having jurisdiction over the parties. Arbitration awards will bear interest at an annual rate of the Prime Rate plus 2% per annum. To the extent that the provisions of this Agreement and the prevailing rules of the AAA conflict, the provisions of this Agreement shall govern.

         12.6 DISCOVERY AND CERTAIN OTHER MATTERS.

              (a) Any party involved in the applicable dispute may request limited document production from the other party or parties of specific and expressly relevant documents, with the reasonable expenses of the producing party incurred in such production paid by the requesting party. Any such discovery (which rights to documents shall be substantially less than document discovery rights prevailing under the Federal Rules of Civil Procedure) shall be conducted expeditiously and shall not cause the hearing provided for in Section
12.5 to be adjourned except upon consent of all parties involved in the applicable dispute or upon an extraordinary showing of cause demonstrating that such adjournment is necessary to permit discovery essential to a party to the proceeding. Depositions, interrogatories or other forms of discovery (other than the document production set forth above) shall not occur except by consent of the parties involved in the applicable dispute. Disputes concerning the scope of document production and enforcement of the document production requests will be determined by written agreement of the parties involved in the applicable dispute or, failing such agreement, will be referred to the arbitrator for resolution. All discovery requests will be subject to the proprietary rights and rights of privilege of the parties, and the arbitrator will adopt procedures to protect such rights and to maintain the confidential treatment of the arbitration proceedings (except as may be required by law). Subject to the foregoing, the arbitrator shall have the power to issue subpoenas to compel the production of documents relevant to the dispute, controversy or claim.

              (b) The arbitrator shall have full power and authority to determine issues of arbitrability but shall otherwise be limited to interpreting or construing the applicable provisions of this Agreement or any Ancillary Agreement, and will have no authority or power to limit, expand, alter, amend, modify, revoke or suspend any condition or provision of this Agreement or any Ancillary Agreement; it being understood, however, that the arbitrator will have full authority to implement the provisions of this Agreement or any Ancillary Agreement, and to fashion appropriate remedies for breaches of this Agreement (including interim or permanent injunctive relief); provided that the arbitrator shall not have (i) any authority in excess of the authority a court having jurisdiction over the parties and the controversy or dispute would have absent these arbitration provisions or (ii) any right or power to award punitive or treble damages. It is the intention of the parties that in rendering a decision the arbitrator give effect to the applicable provisions of this Agreement and the Ancillary Agreements and follow applicable law (it being understood and agreed that this sentence shall not give rise to a right of judicial review of the arbitrator's award).

              (c) If a party fails or refuses to appear at and participate in an arbitration hearing after due notice, the arbitrator may hear and determine the controversy upon evidence produced by the appearing party.

              (d) Arbitration costs will be borne equally by each party involved in the matter, except that each party will be responsible for its own attorney's fees and other costs and expenses, including the costs of witnesses selected by such party.

        12.7  CERTAIN ADDITIONAL MATTERS.

              (a) Any arbitration award shall be a bare award limited to a holding for or against a party and shall be without findings as to facts, issues or conclusions of law and shall be without a statement of the reasoning on which the award rests, but must be in adequate form so that a judgment of a court may be entered thereupon. Judgment upon any arbitration award hereunder may be entered in any court having jurisdiction thereof.

              (b) Prior to the time at which an arbitrator is appointed pursuant to Section 12.4, any party may seek one or more temporary restraining orders in a court of competent jurisdiction if necessary in order to preserve and protect the status quo. Neither the request for, or grant or denial of, any such temporary restraining order shall be deemed a waiver of the obligation to arbitrate as set forth herein and the arbitrator may dissolve, continue or modify any such order. Any such temporary restraining order shall remain in effect until the first to occur of the expiration of the order in accordance with its terms or the dissolution thereof by the arbitrator.

              (c) Except as required by law, the parties shall hold, and shall cause their respective officers, directors, employees, agents and other representatives to hold, the existence, content and result of mediation or arbitration in confidence in accordance with the provisions of Article 12 and except as may be required in order to enforce any award. Each of the parties shall request that any mediator or arbitrator comply with such confidentiality requirement.

              (d) In the event that at any time the sole arbitrator shall fail to serve as an arbitrator for any reason, the parties shall select a new arbitrator who shall be disinterested as to the parties and the matter in accordance with the procedures set forth herein for the selection of the initial arbitrator. The extent, if any, to which testimony previously given shall be repeated or as to which the replacement arbitrator elects to rely on the stenographic record (if there is one) of such testimony shall be determined by the replacement arbitrator.

         12.8 LIMITED COURT ACTIONS.

              (a) Notwithstanding anything herein to the contrary, in the event that any party reasonably determines the amount in controversy in any dispute, controversy or claim (or any series of related disputes, controversies or claims) under this Agreement or any Ancillary Agreement is, or is reasonably likely to be, in excess of $25 million and if such party desires to commence an Action in lieu of complying with the arbitration provisions of this Article, such party shall so state in its Arbitration Demand Notice. If the other parties to the arbitration do not agree that the amount in controversy in such dispute, controversy or claim (or such series of related disputes, controversies or claims) is, or is reasonably likely to be, in excess of $25 million, the arbitrator selected pursuant to Section 12.4 hereof shall decide whether the amount in controversy in such dispute, controversy or claim (or such series of related disputes, controversies or claims) is, or is reasonably likely to be, in excess of $25 million. The arbitrator shall set a date that is no later than ten days after the date of his or her appointment for submissions by the parties with respect to such issue. There shall not be any discovery in connection with such issue. The arbitrator shall render his or her decision on such issue within five days of such date so set by the arbitrator. In the event that the arbitrator determines that the amount in controversy in such dispute, controversy or claim (or such series of related disputes, controversies or claims) is or is reasonably likely to be in excess of $25 million, the provisions of Sections 12.4(d) and (e), 12.5, 12.6, 12.7 and 12.10 hereof shall not apply and on or before (but, except as expressly set forth in Section 12.8(b), not after) the tenth business day after the date of such decision, any party to the arbitration may elect, in lieu of arbitration, to commence an Action with respect to such dispute, controversy or claim (or such series of related disputes, controversies or claims) in any court of competent jurisdiction. If the arbitrator does not so determine, the provisions of this Article (including with respect to time periods) shall apply as if no determinations were sought or made pursuant to this Section 12.8(a).

              (b) In the event that an arbitration award in excess of $25 million is issued in any arbitration proceeding commenced hereunder, any party may, within 60 days after the date of such award, submit the dispute, controversy or claim (or series of related disputes, controversies or claims) giving rise thereto to a court of competent jurisdiction, regardless of whether such party or any other party sought to commence an Action in lieu of proceeding with arbitration in accordance with Section 12.8(a). In such event, the applicable court may elect to rely on the record developed in the arbitration or, if it determines that it would be advisable in connection with the matter, allow the parties to seek additional discovery or to present additional evidence. Each party shall be entitled to present arguments to the court with respect to whether any such additional discovery or evidence shall be permitted and with respect to all other matters relating to the applicable dispute, controversy or claim (or series of related disputes, controversies or claims).

         12.9 CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article 11 with respect to all matters not subject to such dispute, controversy or claim.

         12.10 LAW GOVERNING ARBITRATION PROCEDURES. The interpretation of the provisions of this Article 11, only insofar as they relate to the agreement to arbitrate and any procedures pursuant thereto, shall be governed by the Arbitration Act and other applicable federal law. In all other respects, the interpretation of this Agreement shall be governed by the laws of the State of Ohio.

                                   ARTICLE 13
                  FURTHER ASSURANCES AND ADDITIONAL COVENANTS

         13.1 FURTHER ASSURANCES.

              (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its reasonable best efforts, prior to, on and after the Closing Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

              (b) Without limiting the foregoing, prior to, on and after the Closing Date, each party hereto shall cooperate with the other parties, and without any further consideration, but at the expense of the requesting party, to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any governmental authority or any other Person under any permit, license, agreement, indenture or other instrument (including any consents or governmental approvals), and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the transfers of the CONVERGYS Assets and the assignment and assumption of the liabilities and the other transactions contemplated hereby and thereby. Without limiting the foregoing, each party will, at the reasonable request, cost and expense of any other party, take such other actions as may be reasonably necessary to vest in such other party good and marketable title, free and clear of any liens and encumbrances, if and to the extent it is practicable to do so.

               (c) On or prior to the Closing Date, CBI and CONVERGYS, in their respective capacities as direct and indirect shareholders of their respective subsidiaries, shall each ratify any actions which are reasonably necessary or desirable to be taken by CBI, CONVERGYS or any other subsidiary of CBI or CONVERGYS, as the case may be, to effectuate the transactions contemplated by this Agreement. On or prior to the Closing Date, CBI and CONVERGYS shall take all actions as may be necessary to approve the stock-based employee benefit plans of CONVERGYS in order to satisfy the requirement of Rule 16b-3 under the Exchange Act and Section 162(m) of the Code.

               (d) The parties hereto agree to take any reasonable actions necessary in order for the Distribution to qualify as a tax-free distribution pursuant to Section 355 of the Code.

         13.2 QUALIFICATION AS TAX-FREE DISTRIBUTION. After the Closing Date, neither CBI nor CONVERGYS shall take, or permit any member of its respective Group to take, any action which could reasonably be expected to prevent the Distribution from qualifying as a tax-free distribution within the meaning of
Section 355 of the Code or any other transaction contemplated by this Agreement or any Ancillary Agreement which is intended by the parties to be tax-free


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



from failing so to qualify. Without limiting the foregoing, after the Closing Date and on or prior to the Distribution Date, CONVERGYS shall not issue or grant, and shall not permit any member of the CONVERGYS Group to issue or grant, directly or indirectly, any shares of CONVERGYS Common Shares or any rights, warrants, options or other securities to purchase or acquire (whether upon conversion, exchange or otherwise) any shares of CONVERGYS Common Shares (whether or not then exercisable, convertible or exchangeable) if such issuance or grant would prevent the Distribution from being tax-free under Section 355 of the Code.

                                   ARTICLE 14
                                   TERMINATION

         14.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time after the Closing Date and prior to the Distribution Date by the mutual consent of CBI and CONVERGYS.

         14.2 OTHER TERMINATION. This Agreement may be terminated by CBI at any time prior to the Closing Date.

         14.3 EFFECT OF TERMINATION.

              (a) In the event of any termination of this Agreement prior to the Closing Date, no party to this Agreement (or any of its directors or officers) shall have any liability or further obligation to any other party.

              (b) In the event of any termination of this Agreement on or after the Closing Date, only the provisions of Article 8 will terminate and the other provisions of this Agreement and each Ancillary Agreement shall remain in full force and effect.

                                   ARTICLE 15
                                  MISCELLANEOUS

         15.1 COUNTERPARTS; ENTIRE AGREEMENT; CORPORATE POWER.

              (a) This Agreement and each Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

              (b) This Agreement and the Ancillary Agreements and the Exhibits, Schedules and Appendices hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

         15.2 GOVERNING LAW. This Agreement and, unless expressly provided therein, each Ancillary Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Ohio.

         15.3 ASSIGNABILITY. Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto, respectively, and their respective successors and assigns; provided, however, that no party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement or any Ancillary Agreement without the express prior written consent of the other parties hereto or thereto.

         15.4 THIRD PARTY BENEFICIARIES. Except for the indemnification rights under this Agreement of any CBI Indemnitee or CONVERGYS Indemnitee in their respective capacities as such, (a) the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the parties and are not intended to confer upon any person except the parties any rights or remedies hereunder, and (b) there are no third party beneficiaries of this Agreement or any Ancillary Agreement, and neither this Agreement nor any Ancillary Agreement shall provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement. No party hereto shall have any right, remedy or claim with respect to any provision of this Agreement or any Ancillary Agreement to the extent such provision relates solely to the other two parties hereto or the members of such other two parties' respective groups. No party shall be required to deliver any notice under this Agreement or under any Ancillary Agreement to any other party with respect to any matter in which such other party has no right, remedy or claim.

         15.5 NOTICES. All notices or other communications under this Agreement or any Ancillary Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

         If to CBI, to:             Cincinnati Bell Inc.
                                    201 East Fourth Street
                                    Cincinnati, OH 45202
                                    Attn: President

         If to CONVERGYS, to:       CONVERGYS CORPORATION
                                    201 East Fourth Street
                                    Cincinnati, OH 45202
                                    Attn: President

Each party may change, at any time, the person or the address to which notices should be sent hereunder by sending notice of such change as provided in this
Section 15.5

         15.6 SEVERABILITY. If any provision of this Agreement or any Ancillary Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

         15.7 FORCE MAJEURE. No party shall be deemed in default of this Agreement or any Ancillary Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement or any Ancillary Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, wars, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

         15.8 PUBLICITY. Prior to the Distribution, each of CONVERGYS and CBI shall consult with the other prior to issuing any press releases or otherwise making public statements with respect to the IPO, the Distribution or any of the other transactions contemplated hereby and prior to making any filings with any governmental authority with respect thereto.

         15.9 HEADINGS. The article, section and paragraph headings contained in this Agreement and in the Ancillary Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

         15.10 SURVIVAL OF COVENANTS. Except as expressly set forth in any Ancillary Agreement, the covenants, representations and warranties contained in this Agreement and each Ancillary Agreement, and liability for the breach of any obligations contained herein or therein, shall survive each of the Separation, the IPO and the Distribution and shall remain in full force and effect regardless of whether CBI shall consummate, delay, modify or abandon the Distribution.

         15.11 WAIVERS OF DEFAULT. Waiver by any party of any default by the other party of any provision of this Agreement or any Ancillary Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

         15.12 SPECIFIC PERFORMANCE. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any Ancillary Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement or such Ancillary Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

        15.13 AMENDMENTS.

              (a) No provisions of this Agreement or any Ancillary Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

              (b) Without limiting the foregoing, the parties anticipate that, prior to the Closing Date, some or all of the Schedules to this Agreement may be amended or supplemented and, in such event, such amended or supplemented Schedules shall be attached hereto in lieu of the original Schedules.


         IN WITNESS WHEREOF, the parties have caused this Plan of Reorganization and Distribution Agreement to be executed by their duly authorized representatives on this 20th day of July, 1998.


                                    CINCINNATI BELL INC.



                                    By: /s/ JOHN T. LAMACCHIA
                                       ---------------------------------------
                                             John T. LaMacchia, President
                                             and Chief Executive Officer



                                    CONVERGYS CORPORATION



                                    By: /s/ JAMES F. ORR
                                       ---------------------------------------
                                             James F. Orr, President
                                             and Chief Executive Officer